UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2018

ZENDESK, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36456	26-4411091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1019 Market Street San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: 415.418.7506
______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.    Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of Zendesk, Inc. (the “Company”), filed on February 6, 2018 (the “Original Form 8-K”).

Following the initial filing of the Original Form 8-K, the Company discovered two errors contained in the press release attached to the Original Form 8-K as Exhibit 99.1, which stated, (i) under the caption “Outlook” for the full year 2018, that the Company expects to report $0.0 to 5.0 million of non-GAAP operating loss, and should have stated that the Company expects to report $0.0 to 5.0 million of non-GAAP operating income for the full year 2018, and (ii) that the GAAP net loss indicated under the caption "Results for the Full Fiscal Year 2017" was for the quarter ended December 31, 2017, and should have stated that such GAAP net loss was for the full year ended December 31, 2017. A corrected press release was issued by the Company. The Company is amending the Original Form 8-K to include the corrected press release as Exhibit 99.1.

In addition, following the initial filing of the Original Form 8-K, the Company became aware that Item 5.03 had not been properly tagged in the EDGAR submission. The Company is amending the Original Form 8-K to include the item tag of Item 5.03.

No disclosure in the text of the Original Form 8-K was changed as a result of this amendment. No changes in Exhibit 3.1, Exhibit 99.2, Exhibit 99.3, or Exhibit 99.4 resulted from this amendment and are each provided for convenience.

Item 2.02. Results of Operations and Financial Condition.

On February 6, 2018, Zendesk, Inc. (the “Company”) issued a press release announcing its results for the quarter and fiscal year ended December 31, 2017. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company also issued a letter to its shareholders announcing its financial results for the quarter and fiscal year ended December 31, 2017 (the “Shareholder Letter”). The full text of the Shareholder Letter is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this Item 2.02 (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 1, 2018, the Company’s Board of Directors (the “Board”) approved a further amendment and restatement of the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide (i) for a majority voting standard in uncontested director elections and (ii) that stockholder director nominations must include a written statement that the nominee intends to tender his or her irrevocable resignation, subject to acceptance by the Board, upon his or her election or re-election, which resignation shall become effective upon the nominee’s failure to receive the requisite number of votes under the majority voting standard.

On the same date, the Board also approved related amendments to the Company’s Corporate Governance Guidelines to provide that the Board will only nominate a candidate for election or re-election as a director who, in advance of such nomination, has submitted his or her irrevocable resignation, subject to acceptance by the Board, that would become effective upon the nominee’s failure to receive the requisite number of votes under the majority voting standard.

Prior to the implementation of majority voting for uncontested director elections in the Company's Bylaws and Corporate Governance Guidelines, the Company provided for plurality voting for uncontested director elections.

The foregoing description of the Bylaws is not complete and qualified in its entirety by reference to the Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
On February 6, 2018, Mikkel Svane, Chief Executive Officer of the Company, will make the graphic included with this Current Report on Form 8-K as Exhibit 99.3 available to the public. In addition, on February 6, 2018, the Company will make the investor deck included with this Current Report on Form 8-K as Exhibit 99.4 available to the public. The graphic and the investor deck will also be available for viewing at the Company’s investor website, investor.zendesk.com, although the Company reserves the right to discontinue that availability at any time.

The information in this Item 7.01 (including Exhibits 99.3 and 99.4) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1    Amended and Restated Bylaws.
99.1    Press Release issued by Zendesk, Inc., dated February 6, 2018.
99.2    Letter to Shareholders, dated February 6, 2018.
99.3    February 2018 Update, dated February 6, 2018.
99.4    ASC 606 Investor Deck, dated February 6, 2018.

Exhibit Index

Exhibit No.	Description

3.1        Amended and Restated Bylaws.
99.1        Press Release issued by Zendesk, Inc., dated February 6, 2018.
99.2        Letter to Shareholders, dated February 6, 2018.
99.3        February 2018 Update, dated February 6, 2018.
99.4        ASC 606 Investor Deck, dated February 6, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zendesk, Inc.
(Registrant)

By:	/s/ John Geschke
John Geschke
Chief Legal Officer
February 6, 2018